Exhibit 10.9

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ADVANCED MEMORY DEVELOPMENT PROGRAM AGREEMENT

Elpida Memory, Inc. - Intermolecular, Inc.

This Advanced Memory Development Program Agreement (“Agreement”) is made as of May 22, 2008 (“Effective Date”) between Elpida Memory, Inc., a Japanese corporation operating at 2-1, Yaesu 2-chome, Chuo-ku, Tokyo 104-0028, Japan (“Elpida”), and Intermolecular, Inc., a Delaware corporation operating at 2865 Zanker Road, San Jose, California 95134 or designated Affiliate (“Intermolecular” or “IM”).  Elpida and IM are sometimes referred to herein individually as a “party” and collectively as the “parties”.

BACKGROUND

Whereas, IM and Elpida began working on a development program directed at a Dynamic Random Access Memory (“DRAM”) and [*] pursuant to the Demonstration Agreement executed by the parties on November 13, 2007 (“Demonstration Agreement”) and continued to work in these areas pursuant to the letter agreement executed by the parties on February 27, 2008 (“Letter Agreement”) while the parties negotiated this Agreement to define the terms and conditions for continued collaboration between the parties for the development of advanced memory solutions;

Whereas, the parties desire to engage in Collaborative Development Programs related to semiconductor memory products in the Field on the terms and conditions set forth below.

Now therefore, the parties agree as follows:

1.             DEFINITIONS

1.1          “Affiliate” shall mean any entity controlling, controlled by or under common control with, a party to this Agreement.  For purposes of this Agreement, the direct or indirect ownership of more than fifty percent (50%) of the outstanding securities of, or voting interest in, an entity shall be deemed to constitute control.

1.2          “Background IP” shall means all Intellectual Property Rights that are (i) owned, licensed or otherwise solely controlled by a party or its Affiliates as of November 13, 2007; or (ii) created, conceived or reduced to practice by a party’s or its Affiliates’ employees, contractors or agents without reliance upon, use of, or benefit of the other party’s or its Affiliate’s Background IP or Confidential Information.

1.3          “CDP Developed Technology” shall mean any Intellectual Property Rights developed pursuant to the Demonstration Agreement, Letter Agreement or an agreed upon Collaborative Development Program, including the Critical Parameter Set.

1.4          “CDP Field” shall mean [*] DRAM semiconductor integrated circuit memory chips.

1.5          “Collaborative Development Program” or “CDP” shall mean the Services that are conducted by Elpida and IM in accordance with a respective Development Plan.

1.6          “Confidential Information” shall mean any information disclosed by one party to the other in connection with this Agreement, whether in electronic, written, graphic, oral, machine readable or other tangible or intangible form, that is marked or identified at the time of disclosure as “confidential” or “proprietary” or in some other manner so as to clearly indicate its confidential nature.  The

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

deliverables provided by one party to another party under the CDP, and materials, extracts, notes, analyses, summaries or minutes between the parties from which the substance of confidential information can be inferred or otherwise understood, shall be considered Confidential Information of the disclosing party.  Except as specifically provided in Section 6 below, any terms and conditions of this Agreement shall constitute Confidential Information.

1.7          “Critical Parameter Set” or “CPS” shall mean a combination of the material, material stack, process conditions and process integration resulting from the Collaborative Development Program that meet or have the best chance to meet the specification defined by Elpida including reasonable variations and technical equivalents of the same.  The CPS shall be defined at the end of the Initial Term of the relevant CDP and supplemented at the end of any extended development periods between the parties.

1.8          “Dry Workflow” shall mean [*] tools using HPC Technology, including, but not limited to, [*] and [*].

1.9          “Field” shall mean technologies, methods and embodiments for materials, processes, apparatus, process integration, and device integration, or any combination thereof, used for the research, development, commercialization or manufacturing of integrated circuits.

1.10        “FTE” shall mean an employee or contractor assigned to a CDP based on approximately one hundred sixty-six hours of professional services performed by one person during a one month period, or the same number of hours in aggregate performed by two or more persons during a one month period.

1.11        “HPC Technology” shall mean all techniques, methodologies, processes, test vehicles, synthetic procedures, technology, systems, or combination thereof, without reference to any Elpida Confidential Information, used for the simultaneous, parallel, or rapid serial: (i) design, (ii) synthesis, (iii) processing, (iv) process sequencing, (v) process integration, (vi) device integration, (vii) analysis, or (viii) characterization of more than two (2) compounds, compositions, mixtures, processes, or synthesis conditions, or the structures derived from such on a single wafers.  It is understood that such test vehicles include physical and or electrical characterization devices such as test structures or chips, used in the design, process development, manufacturing process qualification, and manufacturing process control of integrated circuit devices, but do not include test wafers previously used in research and development using nominally uniform processing of a wafer.  It is also understood that HPC Technology does not include the use of commercially available equipment in commercial manufacturing for nominally uniform processing of one or more identical integrated circuits on a single substrate, or the use of such equipment in research and development for nominally uniform processing of one or more integrated circuits on a single substrate.  For the avoidance of doubt, HPC Technology does not include Intellectual Property Rights in and to Elpida Inventions and IM Inventions (defined in Section 3.3 below) or Background IP of Elpida.

1.12        “Informatics Software” shall mean the IM software platform enabling the operation of the Dry and Wet Workflows and the gathering and sharing of CDP related information through a web-based interface.

1.13        “Initial Term” shall mean the duration of the development program as set forth in Section 9.1.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.14        “Intellectual Property Rights” shall mean all U.S. and foreign rights in and to all (a) patents and patent applications, including all divisions, substitutions, continuations, continuation-in-part applications, and reissues, re-examinations and extensions thereof, (b) copyrights and moral rights, (c) unpatented information, trade secrets, know-how, invention disclosures, engineering notebooks, confidential information, data, or materials, (d) mask work rights, and (e) any other intellectual or other proprietary rights of any kind now known or hereafter recognized in any jurisdiction.

1.15        “Product” shall mean a product containing one or more semiconductor integrated circuit memory chips manufactured by or for Elpida, an Elpida Affiliate or Third Party Licensee, including through contract manufacturers, utilizing the CDP Developed Technology, including all derivatives, modifications, improvements and enhancements thereof, or containing any device designs or architectures resulting from the CDP.  Product may be delivered to its customer in any form including without limitation, wafer form, packaged and unpackaged Products and further include any Products manufactured by Elpida or its Affiliate for providing foundry services to its customer.

1.16        “Services” shall mean services that IM and/or Elpida employees perform under a CDP pursuant to the mutually agreed upon Development Plan.

1.17        “Third Party” shall mean any person or entity other than Elpida and its Affiliates, IM and its Affiliates, and their permitted assigns.

1.18        “Third Party Licensee” shall mean an entity other than any Elpida Affiliate which is an integrated circuit manufacturer or designer to whom Elpida grants a license or sublicense in and to all or a portion of the CDP Developed Technology pursuant to Section 3.5.2.

1.19        “Wet Workflows” shall mean [*] tools using HPC Technology, including, but not limited to, [*] and [*].

2.             COLLABORATIVE DEVELOPMENT PROGRAM

2.1          Collaborative Development Program.  Subject to the terms and conditions set forth herein, Elpida and IM will conduct CDP(s) in accordance with an agreed upon written plan describing the Services to be conducted by each party and the target specification to be met through the Services (“Development Plan”).  The Development Plan for the DRAM CDP is attached hereto as Exhibit A-1 and is hereby incorporated into this Agreement.  The Service fees to support the FTE resources necessary to implement the Development Plan are set forth in the quote attached as Exhibit B and herein incorporated by reference.  A Development Plan may be revised from time to time by mutual written agreement of the parties.  Elpida agrees to pay the fees and royalties as set forth in Section 5 in accordance with the terms of this Agreement.

2.2          [*] CDP.  It is the present intent of the parties to [*] the CDP (in substantially the form set forth in Exhibit A-2) once Elpida [*] and [*] the necessary [*] related to the [*] of [*] so that [*] as between Elpida and IM can be governed by Section [*].  At the request of Elpida, Intermolecular agrees to [*] in any way consistent with the terms of this Agreement.  If Elpida is unable to [*] within [*] after the Effective Date and the parties cannot agree on [*] CDP within [*] of said [*] period, then the [*] CDP [*] to this Agreement and the work between Elpida and IM under this Agreement shall continue with respect to the DRAM CDP only and the [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

quarterly fees beginning on [*] set forth in Exhibit B will be reduced by [*] per quarter for a total reduction of [*].  If the parties are able to [*] CDP to this Agreement, the parties will make the necessary changes to this Agreement, including, without limitation, the definition of CDP Field and [*] for [*].

2.3          Access to Information.  The parties acknowledge and agree that each party shall provide the other party timely and sufficient access to information necessary to carry out their obligations under all phases of the CDP.

2.4          Project Managers.  Each party shall by written notice to the other party appoint a principal point of contact to be its project manager for each CDP, who shall coordinate and act as a liaison with the other party with respect to the respective Development Plan (“Project Manager”).  A party may from time to time change its Project Manager upon written notice to the other party.

2.5          Elpida Engineers at IM.  IM shall provide space at IM’s facilities for up to [*] Elpida engineers.  Elpida shall notify IM at least [*] days in advance if Elpida desires to use such allotted space, such notification shall include the number of engineers and the anticipated duration of their stay at IM.

2.6          Development Records.  Elpida and IM shall maintain records of the CDP and related Services, or cause such records to be maintained, in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Development Plan, including information sufficient to establish dates of conception and reduction to practice of inventions.

3.             IP OWNERSHIP AND LICENSES

3.1          Background IP.  Each party shall continue to own all of its own Background IP.

3.2          HPC Technology and Derivatives.  IM shall own all right, title and interest in and to HPC Technology and all HPC Technology improvements, derivatives and modifications developed by either party or both parties during the course of any CDP or based on IM provided tools, software or information enabling the use of HPC Technology (“HPC Derivatives”).  Elpida hereby assigns, and agrees to assign to IM in the future Intellectual Property Rights in and to HPC Derivatives when first fixed in a tangible medium or reduced to practice, as applicable.  For the avoidance of doubt, HPC Derivatives do not include Intellectual Property Rights in and to Elpida Inventions and IM Inventions (defined in Section 3.3 below).

3.3          CDP Developed Technology.

3.3.1       By Elpida.  Elpida will own all right, title and interest, including Intellectual Property Rights, in CDP Developed Technology that is a (a) [*], (b) [*] and (c) [*], and (d) [*] (collectively, “Elpida Inventions”), regardless of creator.  IM hereby assigns, and agrees to assign to Elpida in the future all of its right, title and interest, including Intellectual Property Rights, in and to any Elpida Inventions when any such Intellectual Property Rights are first fixed in a tangible medium or reduced to practice, as applicable.

3.3.2       By IM.  IM shall possess all right, title, and interest, including Intellectual Property Rights, in any CDP Developed Technology that is [*] (collectively, “IM Inventions”),

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

regardless of creator.  Elpida hereby assigns, and agrees to assign to IM in the future Intellectual Property Rights in and to any IM Inventions when any such Intellectual Property Rights are first fixed in a tangible medium or reduced to practice, as applicable.

3.3.3       Joint.  IM and Elpida shall jointly possess all right, title, and interest, including Intellectual Property Rights, in any CDP Developed Technology that is not determined in ownership through the application of Section 3.3.1 or 3.3.2.  Such CDP Developed Technology shall be [*] (collectively, “Joint Inventions”), regardless of creator, each party having equal ownership interest therein.

3.4          Cooperation.  Each party agrees to execute all papers, including patent applications and invention assignments, and otherwise agrees to assist the other party, as reasonably required and at the other party’s reasonable expense, to perfect in the other party the rights, title and other interests in their respective inventions owned by the other party under this Agreement.  In addition, each party agrees to notify the other party within a reasonable time when an invention disclosure is submitted by an employee or contractor of that party that may be owned by the other party under Sections 3.2 and/or 3.3 above.

3.5          Licenses to Elpida.  Subject to the terms and conditions of this Agreement, IM hereby grants Elpida, within the CDP Fields, a worldwide, exclusive (subject to any applicable provisions in Sections 3.9, 5.3 or elsewhere in this Agreement), royalty-bearing (subject to Section 5.3), nontransferable (subject to Section 10.2) license under and to IM Inventions and Joint Inventions and any Intellectual Property Rights therein and thereto (i) to use, make, have made, import, offer to sell, sell, lease and otherwise dispose of the Products, (ii) to modify or make derivatives of the CDP Developed Technology, and (iii) to exercise the limited sublicense rights as set forth in Sections 3.5.1 and 3.5.2 below.  For avoidance of doubt, this provision shall not be construed as limiting Elpida’s rights under applicable laws and regulations as the joint owner of the Joint Inventions, such as exercising any rights under patents and license them to third parties, but rather creating the exclusivity of the rights for Elpida under Joint Inventions as well as the exclusivity of the rights for Elpida under IM Inventions.

3.5.1       Elpida Affiliates.  Subject to the terms and conditions of this Agreement, Elpida shall have the right, but not the obligation, to grant sublicenses of part or all of IM Inventions and licenses to Elpida Inventions and any Intellectual Property Rights therein and thereto to Elpida Affiliates to use, make, have made, import, offer to sell, sell, lease and otherwise dispose of the Products subject to the same terms and obligations with respect to Elpida under this Agreement.

3.5.2       Elpida Third Party Licensees.  Subject to the terms and conditions of this Agreement, including the payment of royalties by Elpida on Third Party Products (in accordance with Section 5.3) and as long as Elpida maintains an exclusive license to the CDP Developed

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Technology, Elpida shall have the right, but not the obligation, to grant sublicenses of part or all of IM Inventions and licenses to Elpida Inventions and any Intellectual Property Rights therein and thereto to Third Parties to use, make, have made, import, offer to sell, sell, lease and otherwise dispose of Third Party Products subject to the same use restrictions and confidentiality obligations with respect to Elpida under this Agreement.

3.5.3       Transition to Non-Exclusive License.  If Elpida does not maintain an exclusive license in accordance with Section 3.9, IM grants to Elpida, within the CDP Fields, a worldwide, non-exclusive, perpetual, non-transferable license under and to IM Inventions and any IM Intellectual Property Rights therein and thereto (i) to use, make, have made, import, offer to sell, sell, lease and otherwise dispose of the Products, (ii) to modify or make derivatives of the CDP Developed Technology, and (iii) to exercise the limited sublicense rights as set forth in Sections 3.5.1 above.  In such case, Elpida shall have the right to grant sublicenses of part or all of IM Inventions and any IM Intellectual Property Rights therein and thereto only to Third Parties who manufacture Products based on Elpida Background IP or Elpida Inventions in accordance with Section 3.5.2.  above.  In addition, if Elpida desires to grant sublicenses to all or part thereof to any other Third Party, the parties agree to discuss such arrangement, however, neither party is obligated to enter into an agreement regarding the same.

3.5.4       Non-Exclusive Joint IP License.  If Elpida does not maintain an exclusive license in accordance with Sections 3.9 or 5.3.1, Elpida and IM grants to the other a worldwide, non-exclusive, perpetual, non-transferable license, including sublicense rights, without restrictions under and to each party’s Intellectual Property Rights in Joint Inventions without any right of accounting.  If Elpida does not commercialize the CDP Developed Technology under this Agreement and Elpida sub-licenses Joint Inventions together with IM Inventions and any Intellectual Property Rights therein and thereto to a Third Party to make Products then the Royalty terms from Section 5.3 shall apply; however, the parties agree to negotiate in good faith, such agreement subject to their sole discretion, at the request of Elpida.  For avoidance of doubt, Elpida has no obligation under Section 5.3 in the case that Elpida only licenses Elpida Inventions and/or Joint Inventions and any Intellectual Property Rights therein and thereto without IM Inventions.

3.5.5       Limited License of Background IP.  IM agrees to grant Elpida a world-wide, non-exclusive and non-transferable license under and to IM Background IP, for which IM has the right to license without payment of a royalty to a Third Party, that is essential for Elpida, and its Affiliate and Third Party Licensees (pursuant to this Section 3.5) to exploit IM Inventions in Products in the CDP Field.

3.5.6       Outside the CDP Field.  If Elpida desires to apply the CDP Developed Technology outside of the CDP Field, Elpida shall notify IM in writing of its interest and the parties agree to negotiate promptly and in good faith any subsequent case-by-case agreements that enable Elpida to pursue such interests.

3.6          Enforcement.  IM shall promptly notify Elpida of its knowledge of any actual or potential, commercially material infringement by any Third Party of the Joint Inventions at any time, and IM Inventions while Elpida maintains an exclusive license under the Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3.6.1       Exclusive License.  IM agrees and confirms that Elpida shall have the exclusive right, but not the obligation to enforce any Intellectual Property Rights in and to IM Inventions and Joint Inventions while Elpida maintains an exclusive license.  In this case, IM agrees not to challenge joinder of that party to the litigation.  Elpida may resolve any action or negotiation initiated by Elpida in its sole discretion, provided that any such resolution shall not include any stipulation or agreement that the applicable IM Intellectual Property Rights are invalid or non-existent except with IM’s prior express written consent, which consent may be given or withheld in IM’s sole discretion.  IM agrees to render such reasonable assistance in connection with enforcement activities described above as Elpida may request.  Unless otherwise agreed by the parties, Elpida shall be responsible for and shall pay the costs of maintaining any such action.

3.6.2       Non-exclusive License.  If at the time Elpida no longer maintains an exclusive license, either party, in it sole discretion may undertake an action against an infringing Third Party under Joint Inventions and the other party agrees not to challenge joinder in such an action involved Joint Inventions; provided, however, that such other party is not obligated to assist in such enforcement absent a court order.  Prior to bringing such an infringement action on Joint Invention, the parties agree to confer and determine whether a joint action or other approach is in their mutual agreement.  The preceding sentence does not limit either party’s ability to bring such an infringement action in its sole discretion.

3.6.3       Cost and Recovery Sharing.  Any damages and costs awarded or ongoing license revenue shall be subject to the Royalty obligations hereunder.

3.7          New Materials.  IM agrees to work with Elpida’s preferred materials providers to qualify and license any New Materials developed as part of the CDP.  “New Materials” shall mean materials developed pursuant to the Development Plan that are not available on the open market from Third Parties.

3.8          Reservation of Rights.  Except for the rights expressly granted by each party to the other under this Agreement, all other rights are reserved.

3.9          Exclusivity.

3.9.1       Continuing CDP Services.  As long as Elpida and IM are working together pursuant to this Agreement and any extension thereof in one of the CDP Fields, the license granted from IM to Elpida under Section 3.5 above will be exclusive for the CPS in that CDP Field for which Services are being performed.

3.9.2       CDP Services Terminated.  If Elpida and IM stop working together pursuant to this Agreement or any extensions thereof in one of the CDP Fields, the exclusivity under Section 3.9 for that CDP Field shall expire [*] from the termination of activity in the CDP Field (unless the program is terminated or cancelled by Elpida pursuant to Section 5.3 or Section 9.2, respectively, in which case the exclusivity shall expire immediately) unless Elpida has moved their Products into high volume  manufacturing, in which case the license will remain exclusive for the CPS in that CDP Field as long as Elpida meets the minimum quarterly volumes (“MQV”).  The MQV shall be [*] Products ([*] Products) shipped per quarter in the first full quarter following the termination of the activity in the CDP Field and shall include Elpida Products and Third Party Products for which a royalty is being paid.  If Elpida does not meet the MQV then the license under Section 3.5 above shall become a non-exclusive license pursuant to Section 3.5.3.  Notwithstanding the foregoing in this Section 3.9.2, in the event that Elpida has met MQV for at least [*] years and fails to meet MQV during a specific quarter in which case Elpida may make a

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

payment equal to the difference between Royalties owed on MQV and Royalties actually accrued (“Gap Payment”) during that quarter, Elpida may maintain its exclusivity during that quarter.  Elpida may exercise such rights for a period not to exceed [*].

3.9.3       Other Engagements.  Elpida acknowledges and agrees that nothing in this Agreement, except for the exclusivity provisions of this Section 3.9, restricts IM from engaging in development or commercialization projects with Third Parties.

4.             SUBSCRIPTION AND ACCESS FEE

4.1          HPC Workflow Subscription and Access Fee.  During the Initial Term and subject to payment by Elpida of a subscription and access fee as set forth in the quote in Exhibit B, IM will provide access, in conjunction with IM’s FTE resources and pursuant to the applicable Development Plan, to IM’s internal Dry Workflows, Wet Workflows, physical and electrical characterization capabilities, and Informatics Software (“IM Tools and Software”) to perform the CDP Services (“HPC Workflow Subscription and Access Fee”).  The HPC Workflow Subscription and Access Fee includes a non-transferable, worldwide license for Elpida to use HPC Technology and HPC Derivatives to the extent necessary for Elpida to carry out its obligations set forth in the Development Plan(s).  The HPC Workflow Subscription and Access Fee does not confer any ownership rights to Elpida in the IM Tools and Software.

4.2          Software License.  As part of the HPC Workflow Subscription and Access Fee, IM grants to Elpida a non-exclusive, non-transferable license to use the Informatics Software solely for the purposes of the CDP.  The Informatics Software can only be used by Elpida’s employees and is not assignable or licensable by Elpida to any Third Party.  The license granted hereunder includes all updates in content and the current functionality of the Informatics Software.  Except for the express license granted in this Section 4.2, IM reserves all rights to itself, and does not grant to Elpida any other licenses, whether express or implied, to the Informatics Software or any intellectual property rights embodied therein or related thereto.

4.2.1       Elpida acknowledges and agrees that the features or the graphical user interface of the Informatics Software (“User Interface”), including, without limitation, icons, menus and screen designs, screen layouts, and command and screen sequence, are proprietary to IM and/or its licensors, and are disclosed to Elpida under a condition of confidentiality.  Elpida agrees that it will not create software programs incorporating any proprietary part of the User Interface.  Elpida further acknowledges that the User Interface is a copyrighted work of IM and/or its licensors.

4.2.2       Elpida agrees (i) that no ownership rights to the Informatics Software are transferred under this Agreement; (ii) not to distribute, sublicense, assign, sell, rent or otherwise transfer the Informatics Software; (iii) not to copy, in whole or in part, the Informatics Software or any documentation related to the Informatics Software; (iv) not to modify, reverse compile or reverse assemble all or any portion of the Informatics Software; (v) not to use the Informatics Software outside the limitations of the license granted; and (vi) not to create any derivative works from or related to the Informatics Software.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

5.             PAYMENTS

5.1          CDP Fee Payment.  Elpida will pay IM based on the IM FTE resources allocated to the CDP in accordance with the mutually agreed upon Development Plan(s) attached as Exhibits A-1 and the quote attached as Exhibit B.  In addition to the amounts set forth in the attached quote, Elpida agrees to provide or pay for necessary travel of Elpida employees, consumables (such as wafers, mask sets, materials, and targets), outsourced metrology and characterization not supported internally by IM, and other mutually agreed out-of-pocket costs to support the CDP Services.

5.2          HPC Workflow Subscription and Access Fee.  Elpida will pay IM the HPC Workflow Subscription and Access Fee set forth in the quote attached as Exhibit B and described above in Section 4.1 unless Elpida cancels this Agreement by [*] pursuant to Section 9.2.

5.3          Royalties.  Elpida acknowledges and agrees that it will pay IM royalties for all Elpida Products and Third Party Products shipped (“Royalties”) except as otherwise set forth in this Section 5.3, whether those products are sold, leased or otherwise disposed of.  The parties agree to negotiate in good faith the Royalties by [*] (“Royalty Determination Date”) and set forth said agreed upon Royalties in Exhibit C, which shall be incorporated into this Agreement as if set forth as of the Effective Date.  If the parties reach agreement on the Royalties by the Royalty Determination Date, then the rest of this Section does not apply and Elpida does not need to make an election as set forth below.  If the parties are unable to reach agreement on the Royalties by the Royalty Determination Date, then Elpida may either i) pursue the buyout option set forth in Section 5.3.1 or ii) forfeit its license as set forth in Section 5.3.2.  Elpida shall make the decision to pursue the buyout option or forfeit its license by the Royalty Determination Date and shall inform IM pursuant to the notice provisions of this Agreement.  If Elpida does not inform IM of its decision by the Royalty Determination Date, then Elpida shall be deemed to have elected the forfeiture option under Section 5.3.2.

5.3.1       Buyout Option.  If Elpida and IM cannot reach agreement on the Royalties then Elpida may terminate the Agreement and maintain a perpetual, non-exclusive, royalty free license under and to IM Inventions and any IM Intellectual Property Rights therein and thereto (i) to use, make, have made, import, offer to sell, sell, lease and otherwise dispose of the Products, (ii) to modify or make derivatives of the CDP Developed Technology, and (iii) to sublicense the same to Elpida Affiliates or to Third Parties who manufacture Products based on Elpida Background IP or Elpida Inventions by paying IM the following amounts: a) the [*] and b) a one time up front, pre-paid royalty of [*] (“Buyout Option”).  The amounts set forth in the preceding sentence shall be paid by Elpida to IM within [*] days of the Royalty Determination Date.  If Elpida elects this Buyout Option then the IP Ownership terms of Section 3.3 shall be modified for Intellectual Property Rights conceived after the Royalty Determination Date so that as between the parties, (a) Intermolecular shall own Intellectual Property Rights first conceived after the term of the CDP by its employees or contractors, and (b) Elpida shall own Intellectual Property Rights first conceived after the term of the CDP by its employees or contractors.

5.3.2       Forfeit.  If the parties have not reached agreement on the Royalties and Elpida does not exercise its Buyout Option by the Royalty Determination Date, then this Agreement shall terminate and the license from IM to Elpida set forth Section 3.5 (and any other licenses set forth in this Agreement) shall terminate.  Within [*] days of such termination, Elpida shall return to IM or certify destruction of all Confidential Information provided to Elpida by IM or produced by Elpida based on CDP Developed Technology, except for Confidential Information incorporated in Elpida Inventions.  Under this option, Elpida will not receive a refund for the Service fees paid up to the Royalty Determination Date and must pay the remaining CDP Fees and the HPC Workflow Subscription and Access Fees due under this Agreement.  The full amount remaining in the CDP Fees and the HPC Workflow Subscription and Access Fees shall

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

be invoiced by IM upon such termination and Elpida shall pay the full amount to IM within [*] days of the invoice date.

5.4          Third Party Royalties.  Each party shall be responsible for all of its own costs of commercializing products or licensing Intellectual Property Rights, including any payments to Third Parties for work done by such Third Parties or for licenses necessary for the manufacture, sale, or use of Products by a party or its Affiliates or sub-licensees.

5.5          Payments.  IM shall invoice Elpida on the dates set forth in Exhibit B and Elpida shall pay IM within [*] days of such invoice unless the Agreement is terminated pursuant to Section 5.3, then the amounts shall be due as set forth in that Section.  [*]  All payments due to IM under this Agreement shall be made by bank wire transfer as follows:

Japan International Wire Transfer		U.S. Domestic Wire Transfer
To: [*]		To: [*]
[*]
[*]
Routing & Transit #:	[*]	Routing & Transit #:	[*]
Swift Code:	[*]
For credit of:	[*]	For credit of:	[*]
Credit account #:	[*]	Credit account #:	[*]
By order of:	[Name of Sender]	By order of:	[Name of Sender]

or another U.S. bank account designated by IM.  All payments not paid when due shall bear simple interest at a rate of [*] percent ([*]%) per month or the highest rate allowed by law, whichever is less.

5.6          Taxes.  The fees and royalty rates specified in this Agreement are exclusive of any sales, use, excise, value-added or similar taxes, and of any export and import duties, which may be levied upon or collectible by IM as a result of the CDP Services, or the licenses granted in this Agreement or its Exhibits.  Elpida agrees to pay and otherwise be fully responsible for any such taxes and duties, except that if necessary, Elpida shall withhold from amounts otherwise payable to IM, and pay on IM’s behalf, withholding taxes that may be required by applicable law to be withheld by Elpida and Elpida shall provide IM with tax receipts to establish that all such taxes have been paid and are otherwise available to IM for credit for U.S. income tax purposes or as otherwise available to IM.

5.7          Currency Conversions.  If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the medium exchange rate of buying and selling exchange rates for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

5.8          Records; Inspection.  Elpida shall keep complete, true and accurate books of account and records on its own behalf and on behalf of the Elpida Affiliates for the purpose of determining the royalty amounts payable under this Agreement.  Such books and records shall be kept at Elpida or its designated Affiliate for at least [*] years following the end of the calendar quarter to which they pertain.  Such records will be open for inspection during such [*] year period by an independent auditor who is reasonably acceptable to the parties and agrees to be bound to confidentiality protections of similar scope to those set out in Section 6 hereof, solely for the purpose of verifying royalty statements hereunder.  Such auditor shall be instructed to report only as to whether there is a discrepancy, and if so, the amount

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

of such discrepancy.  Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice.  Inspections conducted under this Section shall be at the expense of IM, unless a variation or error producing an increase exceeding [*] percent ([*]%) of the royalties payable for any period covered by the inspection is established and confirmed in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by Elpida.  Further, IM will have the right thereafter to conduct additional inspections from time to time for reasonable cause.  Each party agrees to hold in confidence pursuant to Section 6 all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for that party to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law.

6.                                      CONFIDENTIALITY

6.1           Confidentiality.  Except as otherwise expressly provided herein, the parties agree that the receiving party shall not, except as expressly provided in this Section 6, disclose to any Third Party, or use for any purpose, any Confidential Information furnished to it by the disclosing party pursuant to this Agreement, except in each case to the extent that it can be established by the receiving party by competent proof that such information:

(a)           was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

(b)           was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

(c)           became generally available to the public or otherwise part of the public domain after disclosure and other than through any act or omission of the receiving party in breach of this agreement;

(d)           was independently developed by the receiving party without use of, or reference to, the other party’s confidential information, as demonstrated by documented evidence prepared contemporaneously with such independent development; or

(e)           was disclosed to the receiving party, other than under an obligation of confidentiality, by a Third Party authorized and entitled to disclose such information to others.

6.2           Permitted Use and Disclosures.  Notwithstanding the restrictions of Section 6.1, each party hereto may (a) use Confidential Information disclosed to it by the other to the extent necessary for that party to perform its obligations set forth in the CDP and (b) use or disclose Confidential Information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in (i) exercising the rights and licenses granted hereunder, (ii) prosecuting or defending litigation, (iii) complying with applicable laws, governmental regulations or court orders or submitting information to tax or other governmental authorities (including the Securities and Exchange Commission), or (iv) preparing, filing and prosecuting patent applications; in each case, provided that if a party is required to make any such disclosure, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure and will use reasonable efforts to secure confidential treatment of such information (whether through protective order or otherwise), except to the extent inappropriate with respect to patent applications.  It is understood that either party may also disclose the Confidential Information of the other party upon receipt of the written consent to such disclosure by a duly authorized representative of the other party.

6.3           Nondisclosure of Terms.  Each of the parties hereto agrees not to disclose the terms of this Agreement to any Third Party without the prior written consent of the other party hereto, except to such party’s attorneys, accountants, advisors, investors and financing sources and their advisors and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, to the extent required by law, in connection with the enforcement of this Agreement or rights under this Agreement or in connection with a merger, acquisition, financing transaction or proposed merger, acquisition or financing transaction.

6.4           Firewall Protection.  In addition to conforming to the confidentiality provisions in this Section 6, the following shall apply:

6.4.1        IM will construct an IP firewall as described below in this Section around IM employees providing Services to Elpida in connection with CDP Services.  Only such employees of IM will be allowed to have access to such Elpida confidential and proprietary information and information distribution will be based strictly on a need-to-know basis.  Such employees of IM shall solely use such Elpida confidential and proprietary information in providing Services to Elpida.  Physical copies of Elpida confidential and proprietary information shall be securely locked when not in use such that only those IM employees providing such Services shall have access to such information.  The procedure set forth in this Section is not intended to supersede in whole or in part the terms of Section 3.2; specifically, IM shall have the right, without obligation to Elpida, to sell, license and sublicense any improvements, changes, or modifications to HPC Technology.

6.4.2        Elpida will construct an IP firewall as described below in this Section around Elpida employees who have access to IM’s facilities.  Elpida shall instruct its employees and agrees that they will remain in designated areas within IM’s facilities as defined by IM from time to time.  Elpida agrees that its employees will only use IM’s HPC Technology, including, the IM Tools and Software for the purpose defined in any applicable CDP.  Such employees of Elpida shall only disclose such IM confidential and proprietary information to other Elpida employees who have a need to know.

6.5           Residuals.  Notwithstanding anything herein to the contrary, neither party will be in breach of this Agreement or the MUTUAL NON-DISCLOSURE AGREEMENT executed between the parties as of August 15, 2007 based on the use of Residuals by employees or directors (who had authorized access) for any purpose, including without limitation use in development, manufacture, promotion, sale and maintenance of its products and services; provided that this right to Residuals does not represent a license under any valid patents, copyrights or other Intellectual Property Rights of the disclosing party.  The term “Residuals” means any information that is retained in the unaided memories of the receiving party’s employees who have had access to the disclosing party’s information pursuant to the terms of this Agreement.  An employee’s memory is unaided if the employee has not intentionally memorized the information for the purpose of retaining and subsequently using or disclosing it.  Nothing in this Section 6.5 is intended to or will modify the Royalty obligations of Elpida for Products.

7.                                      LIMITED REPRESENTATIONS AND WARRANTIES

7.1           By IM.  IM represents and warrants that: (a) it has the right and authority to enter into this Agreement, and to fully perform its obligations hereunder; (b) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; and (c) IM owns, or possesses a valid and enforceable license to use, and has full power and authority to license or sublicense, as the case may be, all IM’s Intellectual Property Rights licensed or sublicensed to Elpida pursuant to this Agreement, including, without limitation, HPC Technology and IM Inventions.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7.2           By Elpida.  Elpida represents and warrants that: (a) it has the right and authority to enter into this Agreement, and to fully perform its obligations hereunder; and (b) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

7.3           Disclaimer.  IM and Elpida specifically disclaim any representation, warranty or guarantee that the CDP or the use of HPC Technology will be successful, in whole or in part.  It is understood that the failure of the parties to successfully develop and commercialize the CDP Developed Technology in the course of the CDP or any technology developed through use of HPC Technology shall not constitute a breach of any representation or warranty or other obligation under this Agreement.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ELPIDA AND INTERMOLECULAR MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO BACKGROUND IP, CDP DEVELOPED TECHNOLOGY, HPC TECHNOLOGY OR ANY INFORMATION DISCLOSED HEREUNDER, OR ANY DELIVERABLES PROVIDED HEREUNDER, AND HEREBY EXPRESSLY DISCLAIM ANY WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF ANY CDP DEVELOPED TECHNOLOGY OR HPC TECHNOLOGY, PATENTED OR UNPATENTED, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

8.                                      LIMITATION OF LIABILITY

EXCEPT FOR A BREACH BY EITHER PARTY OF THEIR RESPECTIVE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 6 OR A BREACH OF ANY LICENSE RESTRICTIONS, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY LOST PROFITS, LOST BUSINESS OPPORTUNITY, INJURY TO BUSINESS REPUTATION OR EQUIPMENT DOWNTIME, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES OF ANY KIND IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND IN NO EVENT WILL EITHER PARTY’S AGGREGATE LIABILITY TO THE OTHER EXCEED THE AMOUNTS PAID OR PAYABLE BY ELPIDA TO INTERMOLECULAR IN THE TWELVE (12) MONTHS PRECEDING THE CLAIM.

9.                                      TERMINATION

9.1           Term of Agreement.  The Initial Term of this Agreement shall be from the Effective Date until [*] and, unless terminated or canceled as provided in Section 5.3 or Section 9 of the Agreement, shall remain in full force and effect for the Initial Term and any extensions thereof agreed to in writing by mutual written agreement of the parties; provided that if the Agreement is not terminated prior to the end of the Initial Term, then irrespective of any expiration or termination of this CDP Agreement, other than termination by IM for cause, Elpida shall have the right to continue developing, manufacturing and having manufactured, distributing and selling current or future Elpida Products pursuant to the licenses and subject to the payment of the royalties set forth in this Agreement.  The parties agree that the terms of Section 3 (IP OWNERSHIP AND LICENSES) shall be retroactive to [*] and therefore, the terms of this Agreement shall define ownership of any Intellectual Property Rights developed pursuant to the Demonstration Agreement and the Letter Agreement.  The parties hereby agree that this Initial Term is not cancellable or terminable by either party except as set forth in Section 5.3, 9.2, 9.3 and 9.4 below.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

9.2           Elpida Cancellation Option.  Elpida may cancel this Agreement up to [*] in its sole discretion by providing notice to IM.  If Elpida does not cancel this Agreement by [*] then it shall continue according to the terms of this Agreement without right of cancellation during the Initial Term, including the full payment by Elpida of the amount set forth in Exhibit B.  If Elpida elects to cancel the Agreement pursuant to this Section then i) Elpida shall not be required to make any payment to IM including without limitation, any fee for Services performed hereunder and any HPC Workflow Subscription and Access Fee (except the amounts and obligations set forth in the Letter Agreement), and ii) the license from IM to Elpida set forth Section 3.5 (and any other licenses set forth in this Agreement) shall terminate and Elpida shall return to IM or certify destruction of all Confidential Information provided to Elpida by IM or produced by Elpida based on CDP Developed Technology, except for Confidential Information incorporated in Elpida Inventions.

9.3           Termination for Breach.  Either party to this Agreement may terminate this Agreement in the event the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [*] days after written notice thereof was provided to the breaching party by the non-breaching party.  Any termination shall become effective at the end of such [*] day period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the [*] day period.

9.4           Termination for Insolvency.  If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization, dissolution, liquidation or winding-up of such party, which proceedings, if involuntary, shall not have been dismissed within [*] days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within [*] days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

9.5           Effect of Termination.

9.5.1        Accrued Rights and Obligations.  Termination of this Agreement for any reason shall not release either party hereto from any liability or obligation that, at the time of such termination, has already accrued to the other party or that is attributable to a period prior to such termination, nor shall it preclude either party from pursuing any rights and  remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement., except as set forth in Section 9.2.

9.5.2        Return of Confidential Information.  Upon any termination of this Agreement, IM and Elpida shall promptly destroy or return to the other all Confidential Information received from the other party other than as required to enforce or defend any continuing or surviving rights and obligations under this Agreement.

9.6           Survival.  If this Agreement terminates for any reason, then Sections 2.6, 3, 5, 6, 7, 8, 9, and 10 of this Agreement shall survive, except that Section 3.5, 3.6, 3.8, and 3.9 shall not survive if the agreement is terminated according to Section 5.3 or cancelled pursuant to Section 9.2.

10.                               MISCELLANEOUS

10.1         Governing Laws and Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the laws of the state of New York in the United States, without regard to its

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

choice of law rules.  All disputes between the parties in connection with or arising out of this Agreement shall first be discussed in good faith between the parties in order to try to find an amicable solution.  If no solution can be found to settle the dispute, then such dispute shall be finally settled by arbitration in accordance with the default rules and procedures of American Arbitration Association sitting in Hawaii and conducted in English.  Within [*] days of notice that a party wants to submit a dispute to arbitration, the parties shall each select one independent arbitrator and will attempt to mutually agree upon a third independent arbitrator each arbitrator will have expertise in the semiconductor industry and will not be an employee, affiliate or contractor for either party.  If the Parties are unable to agree on the third arbitrator within [*] days, the two arbitrators shall select the third arbitrator within [*] days.  If the amount in dispute is less than [*], then the parties shall agree upon a single arbitrator meeting the above conditions within [*] days of the notice of arbitration or such arbitrator shall be chosen by AAA if the parties cannot agree.  The arbitrators shall determine what discovery will be permitted consistent with the goal of limiting the costs and time for such a proceeding.  The parties and arbitrators shall use all reasonable efforts to complete any arbitration subject to this Section within [*] months from the selection of arbitrators.  The parties agree that any award of damages shall not include punitive, special, consequential, or indirect damages except as specifically allowed in this Agreement and shall comply with the limitation of liability provisions set forth herein.  The arbitrators’ decision shall be in a detailed writing setting forth the reasons for their decision and shall be provided concurrently to each party.  The arbitration award shall be final and binding on the Parties.  Unless otherwise agreed to by the parties, each party shall pay one-half of the arbitration fees and expenses and shall bear all of its own expenses in connection with the arbitration.  Notwithstanding any of the foregoing, either party shall have the right to seek, at its own cost and expenses, preliminary and temporary injunctive relief pending resolution of the dispute via arbitration.  The parties expressly disclaim the application of the United Nations Convention on the International Sale of Goods to this Agreement.

10.2         Assignment.  Neither party shall assign or transfer this Agreement either voluntarily or by operation of law, in whole or in part, without the prior written consent of the other party, and any attempt to do so will be null and void; provided, however, that either party may assign this Agreement without such consent, to a parent, subsidiary, or Affiliate, or to a successor in interest to its business (whether by merger, acquisition, consolidation, change of control, reorganization or sale of substantially all of its assets).  Subject to the foregoing sentence, this Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

10.3         Drafting.  In interpreting and applying the terms and provisions of this Agreement, the parties agree that no presumption shall exist or be implied against the party that drafted such terms and provisions.

10.4         Waiver.  It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver or an expectation of non-enforcement as to any subsequent and/or similar breach or default.

10.5         Non-Solicitation.  During the Term of this Agreement neither IM nor Elpida will individually, or in concert with or through any other person, actively recruit or solicit employment of any scientific or technical personnel of the other party.  The foregoing restriction shall not apply to, or be breached by: (i) advertising open positions, participating in job fairs, and conducting comparable activities to recruit skilled or unskilled help from the general public, or responding to individuals contacted through such methods, (ii) responding to unsolicited inquiries about employment opportunities or possibilities from job placement agencies or other agents acting for unidentified principals, or (iii) responding to unsolicited inquiries about employment opportunities from any individual.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.6         Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

10.7         Independent Contractors.  The relationship of the parties hereto is that of independent contractors.  Each party shall not be deemed to be an agent, partner, joint venture or legal representative of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

10.8         No Press Releases or Public Statements.  Neither party shall issue any press release or otherwise make any public statement regarding the existence or terms and conditions of this Agreement or the business between the parties, nor use the other party’s name in any advertising or promotional materials or publication or public statement of any kind, without such other party’s prior written consent given in such party’s sole and absolute discretion.

10.9         Compliance with Law.  In exercising their rights under the license granted hereunder, each party shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.  Without limiting the foregoing, each party agrees to comply with all applicable export and re-export control laws and regulations maintained by the United States or Japanese governments.

10.10       Notices.  All notices, requests and other communications hereunder shall be in writing and shall be hand delivered, or sent by express delivery service with confirmation of receipt, or sent by registered or certified mail, return receipt requested, postage prepaid, or by electronic transmission (with written confirmation copy by registered first-class mail), in each case to the attention of the chief legal officer at the respective address indicated above.  Any such notice shall be deemed to have been given when received.  Either party may change its address by giving the other party written notice, delivered in accordance with this Section.

10.11       Force Majeure.  Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations then owing) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, earthquake, flood, lockout, embargo, act of terrorism, governmental acts, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

10.12       Headings; Construction.  The captions to the several Sections hereof are not part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.  As used in this Agreement, the word “including” means “including without limitation.”

10.13       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to he one and the same agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.14       Complete Agreement.  This Agreement, together with its Exhibits and their attachments, constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof (including without limitation the Demonstration Agreement between the parties dated November 13, 2007 and the letter agreement between the parties dated February 27, 2008), either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect.  No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Elpida and IM.  The parties further agree that any additional or inconsistent terms and conditions of any purchase order, invoice or like document issued in connection with this Agreement shall be superseded in full by the terms and conditions of this Agreement and any Exhibit hereunder, and any such additional or inconsistent terms, unless specifically agreed to in writing by the parties at the time, are hereby rejected.

10.15       Third Party Beneficiaries.  Except as expressly provided in this Agreement, there are no third party beneficiaries expressly or impliedly intended under this Agreement.

In Witness Whereof, the parties hereto have executed this document as the last date set forth below.

Elpida Memory, Inc.		Intermolecular, Inc.

By:	/s/ Takao Adachi	By:	/s/ David Lazovsky

Name: Takao Adachi		Name: David Lazovsky

Title: Director & CTO		Title: President & CEO

Date: 22.May.2008		Date: 5/17/08

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit A·1: [*] Project Phase 2

Project Manager: Imran Hashim/Sandra Malhotra

	Step	Client Deliverables	Activity	IM Deliverables	Completion Date
1	[*]	[*]	[*]	[*]	[*]
2	[*]	[*]	[*]	[*]	[*]
3	[*]	[*]	[*]	[*]	[*]
4	[*]	[*]	[*]	[*]	[*]
5	[*]	[*]	[*]	[*]	[*]
6	[*]	[*]	[*]	[*]	[*]
7	[*]	[*]	[*]	[*]	[*]
8	[*]	[*]	[*]	[*]	[*]
9	[*]	[*]	[*]	[*]	[*]
10	[*]	[*]	[*]	[*]	[*]
11	[*]	[*]	[*]	[*]	[*]
12	[*]	[*]	[*]	[*]	[*]
13	[*]	[*]	[*]	[*]	[*]
14	[*]	[*]	[*]	[*]	[*]
15	[*]	[*]	[*]	[*]	[*]
16	[*]	[*]	[*]	[*]	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit B
INTERMOLECULAR	CDP Services Subscription Quotation

Description	Qty.	Price
Collaborative Development Program Service Fee

[*]	[*]	[*]

HPC Workflow Subscription and Access Fee		[*]
[*]	[*]	[*]
[*]
[*]	[*]
[*]
[*]	[*]
[*]
[*]	[*]
[*]
[*]	[*]
[*]
[*]	[*]
[*]
[*]	[*]
[*]
[*]	[*]
[*]
[*]	[*]
[*]
	Program Total	[*]

[*]

Payment terms:

[*]

Payment date	[*]	[*]	[*]	[*]	[*]
Payment Amount	[*]	[*]	[*]	[*]	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit C - Royalty Terms

Elpida will pay IM Royalties for all Elpida Products and Third Party Products shipped by or for Elpida, Elpida Affiliates or licensed Third Parties according to the following Royalty schedule:

Elpida DRAM Units	0 to X Million Units	X to Y Million Units	Y to Z Million Units
Royalty Rate ([*] Per Chip)	[*]A	[*]B	[*]C

[The step-down Royalty structure including units (X, Y and Z) and Royalty rate of [*] _ per chip (A, B and C above) will be mutually agreed by Elpida and IM by September 1, 2008 per the Agreement.]

The parties agree to include a cap that resets annually (with no cumulative life-time cap) on Royalties on Elpida and Elpida Affiliate Products (“Elpida Royalty Cap”).  The Elpida Royalty Cap amount shall be determined quarterly based on the prorated portion of the greater of a) [*] of Elpida’s combined total revenue for the previous [*], or b) [*] per year.  For example, if the combined prior [*] revenue was [*], then the pro-rated portion of [*] would be [*] compared to the pro-rated portion of [*] which would be [*], so the cap for that quarter is [*].  For avoidance of doubt, the Elpida Royalty Cap does not apply to Elpida Royalties paid to IM for Third Party Products.

[The terms and conditions for payment and calculation of Royalties will be discussed between Elpida and IM together with those for Royalty structure.]

No later than [*] days after the end of each Elpida fiscal quarter, Elpida will issue IM a written report containing the number of royalty bearing products shipped by Elpida, all applicable Elpida Affiliates, and any licensed Third Parties during such quarter and the corresponding royalty amount to be paid to IM.  Elpida will make all royalty payments within [*] days after the date of such report.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C - ROYALTY TERMS

Elpida will pay IM Royalties for all Elpida Products and Third Party Products shipped by or for Elpida, Elpida Affiliates or licensed Third Parties according to the following Royalty schedule:

[*] Chips	[*]Units	[*]Units	[*]Units
Royalty Rate (% of Revenue)	[*]	[*]	[*]

The Royalty Rate shall be applied to Elpida, Elpida Affiliate, [*] or other Third Party “Revenue” which shall be defined as gross sales proceeds to arm’s length third party of Elpida, Elpida Affiliates, [*] (and its Affiliates) and [*] (and its Affiliates) and other Third Party (and its Affiliates) on Products (including any in-kind or other consideration), less (i) sales, excise and similar taxes (including but not limited to any value added tax) or duties; (ii) insurance, handling, shipping, and transportation; (iii) credits or repayment for rejection or return of Products when separately itemized on or included and identifiable in invoices or other documentation related to the sale of the Product; and (iv) trade or quantity discounts for sale of the Products.  IM Royalties shall only be payable once in the chain of the distribution of Products, and Elpida has no obligation to pay IM Royalty more than once on a single Product.  In this Exhibit C, “Affiliates” shall mean any entity controlling, controlled by or under common control with, Elpida, [*] and other Third Party, respectively, provided that, the direct or indirect ownership of more than [*] percent ([*]%) of the outstanding securities of, or voting interest in, an entity shall be deemed to constitute control.  Any capitalized terms in this Exhibit C shall have the meaning set forth in the Agreement unless otherwise defined herein.

The parties agree that the Royalty payable by Elpida to IM shall be capped at [*] per year for Elpida Products, Elpida Affiliate Products, [*] Products, and [*] Products (“Elpida and QP Cap”).  In this paragraph, [*] and [*] shall include their respective Affiliates.  The Elpida and QP Cap shall reset annually and shall not have any cumulative life-time cap.  The Elpida and QP Cap shall be determined annually based on the US calendar year.  Elpida shall be responsible for the payment of the Royalties for the above companies.  The Elpida and QP Cap does not apply to Royalties due from Elpida to IM for Third Party Products sold under license from Elpida other than for the companies specifically mentioned above.

Elpida agrees to pay IM a pre-paid Royalty in the amount of [*] (“Pre-Paid Royalty”) on [*].  The Pre-Paid Royalty shall be applied against the Royalties owed by Elpida to IM on a dollar for dollar basis (calculated quarterly) until the Royalties owed by Elpida exceed the Pre-Paid Royalty.  Once the Royalties due from Elpida to IM are in excess of the Pre-Paid Royalty, the remaining Royalties due shall be paid as set forth in this Exhibit C and the Agreement.  If Elpida does not put the CDP Developed Technology into production at the [*] node or other node as separately agreed by the parties (“Target Node”) and provides written notice that they do not intend to use the CDP Developed Technology at the Target Node, IM agrees to refund the entire Pre-Paid Royalty within [*] days of Elpida first shipping of the products using Target Node for which no Royalty is due.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1

No later than [*] days after the end of each Elpida fiscal quarter, Elpida will issue IM a written report containing the number of Royalty bearing Products shipped by Elpida, Elpida Affiliates, [*] and any other Third Party Licensees during such quarter and the corresponding royalty amount to be paid to IM.  Elpida will make all royalty payments within [*] days after the date of such report.

Under the terms of Section 5.3 of the Advanced Memory Development Agreement between Elpida and IM having an effective date of May 22, 2008 (“Agreement”), the parties hereby incorporate this Exhibit C into the Agreement by executing this document on the last date set forth below.

Elpida Memory, Inc.		Intermolecular, Inc.

By:	/s/ Takao Adachi	By:	/s/ David Lazovsky

Name:	Takao Adachi	Name:	David Lazovsky

Title:	CTO	Title:	President and CEO

Date:	Aug.18.2008	Date:	8/18/08

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2

SUPPLEMENTAL JOINT DEVELOPMENT AGREEMENT
ELPIDA MEMORY, INC. - INTERMOLECULAR, INC.

This Supplemental Joint Development Agreement (“Supplemental Agreement”) is made as of January 27, 2009 (“Effective Date”) between Elpida Memory, Inc., a Japanese corporation operating at 2-1, Yaesu 2-chome, Chuo-ku, Tokyo 104-0028, Japan (“Elpida”), and Intermolecular, Inc., a Delaware corporation operating at 2865 Zanker Road, San Jose, California 95134 or designated Affiliate (“Intermolecular” or “IM”).  Elpida and IM are sometimes referred to herein individually as a “party” and collectively as the “parties”.

BACKGROUND

IM and Elpida continue to work together pursuant to the Advanced Memory Development Program Agreement executed by the parties on May 22, 2008 and Exhibit C - Royalty Terms executed by the parties on August 18, 2008 (collectively the “Advanced Memory Agreement”) on solutions for next generation Dynamic Random Access Memory (“DRAM”).  IM and Elpida desire to continue working together for the development of advanced process integration solutions and wish to enter into this Supplemental Agreement to define the terms and conditions for such continued collaboration between the parties.

Now therefore, the parties agree as follows:

TERMS AND CONDITIONS

1.0                     Term.  This Supplemental Agreement shall extend the Initial Term from [*] until [*] (“Supplemental Term”).  The Supplemental Term shall be non-cancellable or terminable except for termination under Section 9.3 or 9.4 of the Advanced Memory Agreement.

2.0                     Operating Committee.  IM and Elpida shall establish an operating committee to determine the scope of work conducted by the parties during the Initial Term, Supplemental Term and any extensions thereof; the resources assigned (including the allocation of the IM FTEs); and the priority of each project if multiple projects overlap in time (“Operating Committee”).  The Operating Committee shall consist of an executive member from each party and at least one senior technical manager.  Each party will provide the other written notice of the members of the Operating Committee for that party and shall likewise notify the other party of any change in its assigned members.  The Operating Committee expects to meet at least on a quarterly basis, or as otherwise agreed by the parties, at locations agreed by the parties with the first meeting approximately one (1) month after execution of this Supplemental Agreement.  Operating Committee members may participate in any meeting in person, by telephone, teleconference or any other means of two-way communication mutually acceptable to the parties.  IM will prepare minutes of each Operating Committee meeting, which minutes will be reviewed and approved by the executive member of each party.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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3.0                     Development Plan.  For each project agreed upon by the Operating Committee, the parties will create a written Development Plan setting forth the CDP Field, target specification, and scope of work.  Each new Development plan will be signed by the parties, incorporated into this Supplemental Agreement, and attached hereto as Exhibits A-2, A-3, et seq.  Upon the conclusion of the activities in each Development Plan, the parties will set forth the CPS, if any.

4.0                     Fees.  The fees for the work to be performed by IM during the Supplemental Term are set forth in the supplemental Quote, attached hereto as Exhibit D and incorporated herein by reference.  These fees cover all IM FTEs and access to IM’s Tools and Software as set forth in the Advanced Memory Agreement.  Elpida agrees to pay the fees set forth in Exhibit Don the schedule set forth therein.  Nothing in this Supplemental Agreement changes the existing payment obligations in the Quote attached as Exhibit B to the Advanced Memory Agreement.

5.0                     Intellectual Property and Licenses.  The parties acknowledge and agree that the IP ownership and license terms set forth in Article 3 of the Advanced Memory Agreement shall remain unchanged.

6.0       Royalty.  The royalty terms set forth in Exhibit C to the Advanced Memory Agreement shall be amended in accordance with the following terms as provided in this Section 6.0.

For the calendar years [*], and [*], Elpida agrees to pay IM the Royalties according to the following Royalty schedule replacing the Royalty Rate as provided in Exhibit C, provided that no Royalty payments will be due from Elpida during any calendar year in which Elpida or a Third Party Licensee does not ship Products.  The fixed amounts for years [*] and [*]shall be due within thirty (30) days of the first quarterly report showing the shipment of the Products.

Calendar Year	Royalty per Year
[*]	[*]
[*]	[*]
[*]	[*]

The [*] Royalty due shall be either [*] or [*] (i.e., the amounts are not cumulative for [*]) depending on the date of first shipment of a Product in that year.  For the calendar years [*]and beyond, Elpida will pay IM Royalties according to the Royalty schedule set forth in Exhibit C of the Advanced Memory Agreement.

The Elpida and [*] Cap shall be amended so that the Royalty payable by Elpida to IM shall be capped at [*] in [*] and [*] per year in [*].  Otherwise, the Elpida and [*] Cap shall remain unchanged.

In addition, Elpida will be relieved from the obligation to make the Pre-Paid Royalty and the terms and conditions related thereto shall be null and void.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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Except as amended hereinabove, the terms of Exhibit C shall remain in full force and effect.

7.0                     Definitions.  All capitalized terms not defined herein shall have the meaning set forth in the Advanced Memory Agreement.

8.0                     Precedence.  The terms and conditions of the Advanced Memory Agreement shall govern activities between the parties conducted under this Supplemental Agreement even if such Sections are not specifically referenced below; however, in the event of a conflict between the two agreements, the terms and conditions of this Supplemental Agreement shall govern work outside of the DRAM CDP Field set forth in the Advanced Memory Agreement.

In Witness Whereof, the parties hereto have executed this document as the last date set forth below.

Elpida Memory, Inc.		Intermolecular, Inc.

By:	/s/ Hideki Gomi	By:	/s/ Peter Eidelman

Name:	Hideki Gomi	Name:	Peter Eidelman

Title:	Director & CTO	Title:	CFO

Date:	February 6, 2009	Date:	January 27, 2009

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3

Description	Qty.	Price

Collaborative Development Program Service Fee
[*]	[*]	[*]
included in program
HPC Workflow Subscription and Access Fee

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

	Program Total	[*]

[*]

Payment terms:

[*]	Payment date	[*]	[*]	[*]	[*]	[*]
	Payment Amount	[*]	[*]	[*]	[*]	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT TO SUPPLEMENTAL JOINT DEVELOPMENT AGREEMENT
Elpida Memory, Inc. — Intermolecular, Inc.

This Amendment to Supplemental Joint Development Agreement (“Amendment”) is made as of May 25, 2009 (“Effective Date”) between Elpida Memory, Inc., a Japanese corporation operating at 2-1, Yaesu 2-chome, Chuo-ku, Tokyo 104-0028, Japan (“Elpida”), and Intermolecular, Inc., a Delaware corporation operating at 2865 Zanker Road, San Jose, California 95134 or designated Affiliate (“Intermolecular” or “IM”). Elpida and IM are sometimes referred to herein individually as a “party” and collectively as the “parties”.

BACKGROUND

IM and Elpida continue to work together pursuant to the Advanced Memory Development Program Agreement executed by the parties on May 22, 2008, Exhibit C — Royalty Terms executed by the parties on August 18, 2008, and the Supplemental Joint Development Agreement executed effective on January 27, 2009 (collectively the “Advanced Memory Agreements”) on solutions for next generation Dynamic Random Access Memory (“DRAM”). IM and Elpida desire to continue working together for the development of advanced process integration solutions, expand the technical scope, and engage in a more open collaboration. All capitalized terms not defined herein shall have the meaning set forth in the Advanced Memory Agreements.

Now therefore, the parties agree as follows:

AMENDED TERMS

1.0                               Additional Scope under CDP.  The parties acknowledge and agree to work together to improve the [*] Technology”) by evaluating, among other things, precursor selection, process tuning, and/or stack improvements as agreed by the parties in the Development Plan as a part of CDP during the Supplemental Term.

2.0                               Royalty.  In place of the royalty terms set forth in the Advanced Memory Agreements, if Elpida manufactures and ships Products using [*] Technology (“[*] Products”), Elpida will pay the fixed Royalty according to the following tables:

(1)                                  in the case where a [*] Product is first shipped in [*] or before:

Calendar Year	Royalty per Year
[*]	[*]
[*]	[*]
[*]	[*]

(2)                                  in the case where a [*] Product is first shipped in a year on or after [*], Elpida will pay a fixed annual Royalty of [*] for [*] years.

In each case of i) or ii) above, the Royalty obligation of Elpida hereunder and under the Advanced Memory Agreements shall last for [*] years from the date of first shipment of a [*] Product in which Elpida ships Products using the [*] Technology (“Royalty Clock”).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2

The royalty terms between the parties shall remain as set forth in Section 6.0 of the Supplemental Agreement for the other collaborative development activities between the parties. For the avoidance of doubt, the fixed amounts set forth above will be included in the calculation of the annual royalty cap of Section 6.0 of the Supplemental Agreement and shall not be incremental to such cap.

3.0                               Future Collaboration for [*].  Elpida and Intermolecular further agree to continue working on improving the [*] Technology for [*] and future DRAM nodes in conjunction with other applicable Development Plans (“Improved [*] Technology”). If Elpida manufactures and ships Products using such Improved [*] Technology, Elpida agrees to extend the Supplemental Term for a period of [*] months (e.g., from [*] until [*]) during which the amount of the non cancellable fees for those additional Services performed by IM is [*]. Elpida will make payment for such fees in accordance with the payment terms as separately agreed by the parties. For each node in which Elpida utilizes an Improved [*] Technology, the [*] Royalty Clock shall restart and Elpida agrees to pay Intermolecular a fixed royalty payment of [*] per year for up to [*] years in which it ships Products using the [*] Technology. In case Elpida manufactures and ships multiple nodes of the Products using any [*] Technology in the same calendar year, the fixed Royalty for each node will not be cumulative and the amount of the fixed Royalty will in no event exceed [*] for each calendar year during the [*] Royalty Clock.

4.0                               IP Ownership.  Section 3.3.2 of the Advanced Memory Agreement shall be modified for purposes of the [*] Technology development such that IM shall possess all right, title, and interest, including Intellectual Property Rights, in any CDP Developed Technology that is [*], and IM and Elpida shall jointly possess all right, title, and interest, including Intellectual Property Rights, in any CDP Developed Technology [*].

5.0                               Precedence.  Except as amended herein, the terms of Advanced Memory Agreements shall remain in full force and effect.

In Witness Whereof, the parties hereto, have executed this document as the last date set forth below.

Elpida Memory, Inc.		Intermolecular, Inc.

By:	/s/ Hideki Gomi	By:	/s/ David Lazovsky

Name:	Hideki Gomi	Name:	David Lazovsky

Title:	Director & CTO	Title:	President & CEO

Date:	6/10/09	Date:	6/8/09

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3

AMENDMENT TO THE ADVANCED MEMORY AGREEMENTS
Elpida Memory, Inc.  - Intermolecular, Inc.

This AMENDMENT (“Amendment”) is made and entered into as of July 29, 2010

(“Amendment Effective Date”) between ELPIDA MEMORY, INC., a Japanese corporation operating at 2-1, Yaesu 2-chome, Chuo-ku, Tokyo 104-0028, Japan (“Elpida”), and INTERMOLECULAR, INC., a Delaware corporation operating at 2865 Zanker Road, San Jose, California 95134 or designated Affiliate (“Intermolecular” or “IM”), and amends that certain Advanced Memory Development Program Agreement entered into by the parties set forth above as of May 22, 2008 (the “Original Agreement”), Exhibit C - Royalty Terms entered into by the parties as of August 18,2008 (“Amended Exhibit C”), the Supplemental Joint Development Agreement entered into by the parties as of January 27, 2009 (the “Supplemental Agreement”), and the Amendment to Supplemental Joint Development Agreement entered into by the parties as of May 25, 2009 (the “Supplemental Amendment” and collectively with the previously listed agreements, the “Advanced Memory Agreements”) regarding solutions for next generation Dynamic Random Access Memory (“DRAM”).  All capitalized terms not defined herein shall have the meaning set forth in the Advanced Memory Agreements.

Whereas, Elpida and IM desire to continue working together for the further development of next generation process optimization solutions and engage in further development collaboration; and

Whereas, Elpida and IM now desire to extend the term of the COP and adjust the economics of the agreements between the parties with respect to COP, particularly in light of the extended COP term, regardless of the terms currently set forth in the Advanced Memory Agreements;

Now, Therefore, the parties agree as follows:

1.0                               Extended Term.  Section 1.0 of the Supplemental Agreement extended the Initial Term from [*] until [*] (“Supplemental Term”).  This Amendment shall extend the Supplemental Term from [*] for an additional [*] years to [*] (“Amended Supplemental Term”).  This Amended Supplemental Term shall be non-cancellable or terminable except for termination under Section 9.3 or 9.4 of the Original Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.0                               Adjusted Economics.  Notwithstanding the royalty terms set forth in the Amended Exhibit C, Section 6.0 of the Supplemental Agreement, and Section 2.0 of the Supplemental Amendment, Elpida agrees to pay IM the following:

2.1                               CDP Fee Payment.  For continued CDP Services during the Amended Supplemental Term, Elpida agrees to pay IM [*] per calendar quarter, payable on the first day of each calendar quarter beginning [*].  Unless otherwise agreed between the parties, these fees will cover all IM FTEs and HPC Workflow Subscription and Access Fee including, without limitation, fees for access to IM Tools and Software as set forth in Section 4.1 of the Original Agreement.  The foregoing does not alter or affect Elpida’s continuing obligations to pay for CDP Services prior to [*].  In addition, any mutually agreed out of pocket costs for the performance of the CDP service and incurred by IM during the Amended Supplemental Term will be reimbursed.  This Section 2.1 supersedes the terms regarding Future Collaboration for [*] set forth in Section 3 of the Supplemental Amendment.

2.2                               Payment for Development Tasks.  For all development tasks that have been performed and completed through [*], including but not limited to tasks performed and completed relating to [*] or [*], Elpida agrees to pay an annual fixed contribution fee for work already performed and without requirement for further performance by IM in the amount of (a) [*] on [*]; and (b) then for each year thereafter for [*] years beginning on [*], [*] per year payable quarterly on the first day of each calendar quarter in payments of [*].  Notwithstanding any other provision to the contrary, these payments are due and payable on the dates specified, regardless of the timing of manufacture, shipment or sale of Products.

2.3                               Annual Contribution Fee Payment.  For the CDP Developed Technology resulting from IM’s provision of Services except those relating to [*] or [*] and that is utilized in any Product at any process node at the [*] process node or above (as designated by Elpida in accordance with its internal practices consistently applied), including without limitation any Product that utilize any new precursor or [*], (“Fee Triggering Technology”), Elpida agrees to

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

pay IM annual contribution fees of [*] per year for [*] years (the “Annual Contribution Fee Period”) beginning on the date that the Fee Triggering Technology is first utilized in any Product (the “Fee Trigger Date”), payable thirty (30) days following the Fee Trigger Date.

2.3.1                        For the avoidance of doubt, the Annual Contribution Fee Period will be applicable as to each Fee Triggering Technology that is utilized in any Product.  In addition, for the purposes of clarity, the Annual Contribution Fee Period shall be triggered as to each Fee Triggering Technology that is newly utilized in any Product, not as to each Product that may utilize such Fee Triggering Technology.

2.3.2                        The foregoing annual contribution fee would not be additive to the contribution fees payable pursuant to Section 2.2, but would rather supersede the payment obligations set forth in Section 2.2.  In addition, in case where the Fee Triggering Technology is utilized in multiple nodes of the Products in the same year, the annual contribution fees for each node will not be cumulative.  For the avoidance of doubt, the amount of the contribution fee paid by Elpida hereunder will in no event exceed [*] for each year during the Annual Contribution Fee Period.

2.4                               No Royalty.  Except as expressly provided in Section 2.2 and 2.3 above, Elpida shall have no obligation to make any payment, including any royalty payment under the Advanced Memory Agreements relating to the technology of [*] or [*], or the Fee Triggering Technology.

2.5                               Royalty Payment.  For the CDP Developed Technology resulting from IM’s provision of Services except those relating to [*] or [*], or the Fee Triggering Technology, regardless of material system, and that is utilized in any Product at any process node below the [*] process node (as designated by Elpida in accordance with its internal practices consistently applied), (“Royalty Triggering Technology”), Elpida agrees to pay IM royalties in accordance with the Amended Exhibit C for [*] years (the “Royalty Period”) beginning on the date that the Elpida ships any Products in which Royalty Triggering Technology is utilized (the “Royalty Trigger Date”).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.5.1                        For the avoidance of doubt, a new and separate Royalty Period will be applicable as to each Royalty Triggering Technology that is utilized in any Product.  In addition, for the purposes of clarity, the Royalty Period shall be triggered as to each Royalty Triggering Technology that is newly utilized in any Product, not as to each Product that may utilize such Royalty Triggering Technology.

2.5.2                        Payment of royalties during the Royalty Period is in addition to the payments due under Sections 2.1, 2.2 and 2.3 above; provided however, that to the extent that the payment term for annual contribution fees overlaps with the Royalty Period, Elpida’s payment obligation will be the greater of [*] per year or the royalty amount due in accordance with the Amended Exhibit C.  In no event will Elpida be obligated to pay IM more than [*] in royalties under this Section 2.4 during any calendar quarter in [*] and beyond and more than [*] in royalties under this Section 2.4 during [*].  If additional royalties are accrued but not payable as a result, then such additional royalties will be payable in the following calendar quarter, provided, however, that in no event will Elpida be required to pay more than [*] in royalties during any calendar quarter.  In the event that IM can provide novel CDP Developed Technology (including but not limited to [*]) the definition of which will be separately determined through the good faith discussion and that such novel CDP Developed Technology is utilized in Products at the [*] node or above (as designated by Elpida in accordance with its internal practices consistently applied), then the terms and conditions with respect to the Royalties in accordance with the Amended Exhibit C will apply with the quarterly cap of the [*] mentioned above.

2.5.3                        After the expiration of the Royalty Period, the license for the Royalty Triggering Technology granted by IM to Elpida under the Advanced Memory Agreements shall become a worldwide, irrevocable, fully paid up license (i) to use, make, have made, import, offer to sell, sell, lease and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

otherwise dispose of to use, make, have made, import, offer to sell, sell, lease and otherwise dispose of Products utilizing Royalty Triggering Technology (ii) to modify or make derivatives of the Royalty Triggering Technology, and (iii) to exercise the limited sublicense rights as set forth in Sections 3.5.1 and 3.5.2 of the Original Agreement without prejudice to the right granted to Elpida under the Advanced Memory Agreements subject to Section 3.0 hereof.

3.0                               Exclusivity.  The Exclusivity terms of Section 3.9 of the Original Agreement shall continue to apply during the Royalty Period or for the duration of the CDP as set forth in Section 1 above, whichever is longer.

4.0                               No Other Modifications.  Other than as provided herein, no other amendments are being made to the Advanced Memory Agreements, and all other provisions of the Advanced Memory Agreements shall remain in full force and effect in accordance with the terms of the Advanced Memory Agreements.

IN WITNESS WHEREOF, the parties hereto have executed this document as the last date set forth below.

Elpida Memory, Inc.		Intermolecular, Inc.

By:	/s/ Hideki Gomi	By:	/s/ David Lazovsky

Name: Hideki Gomi		Name: David Lazovsky

Title: Director & CTO		Title: Presidento & CEO

Date: July 29, 2010		Date: 7/29/10

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.